CONSENT AND VOTING AGREEMENT

                                BY AND AMONG

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY,



                                    AND



                        EACH OF THE STOCKHOLDERS OF

                           CASDEN PROPERTIES INC.

                                    AND

                          CASDEN PARK LA BREA INC.

                              SIGNATORY HERETO





                        Dated as of December 3, 2001




                        CONSENT AND VOTING AGREEMENT

                  CONSENT AND VOTING AGREEMENT, dated as of December 3, 2001 (this "Agreement"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and each of the other stockholders of Casden Properties Inc., a Maryland corporation ("Casden"), and Casden Park La Brea Inc., a Maryland corporation ("PLB"), set forth on the signature pages hereto (each a "Stockholder" and, collectively, the "Stockholders"). Initially capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the REIT Merger Agreement (as defined herein).

                  WHEREAS, concurrently herewith, AIMCO, Casden and XYZ Holdings LLC, a Delaware limited liability company ("XYZ"), are entering into an Agreement and Plan of Merger (as amended from time to time, the "REIT Merger Agreement") pursuant to which, among other transactions, AIMCO shall acquire Casden in a merger (the "REIT Merger"), whereby each eligible share of Common Stock, par value $0.01 per share, of Casden ("Casden Common Stock"), Class A Cumulative Preferred Stock, par value $0.01 per share, of Casden ("Casden Class A Preferred Stock") and Junior Cumulative Preferred Stock, par value $0.01 per share, of Casden ("Casden Junior Preferred Stock" and, together with the Casden Common Stock, the Casden Class A Preferred Stock and any other shares of capital stock of Casden, the "Casden Capital Stock") will be converted into the right to receive shares of Common Stock, par value $0.01 per share, of AIMCO ("AIMCO Common Stock"), cash or a portion of the Deferred Consideration;

                  WHEREAS, concurrently herewith, AIMCO, AIMCO Park La Brea Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of AIMCO ("Merger Sub") and PLB, are entering into an Agreement and Plan of Merger (as amended from time to time, the "PLB Merger Agreement" and, together with the REIT Merger Agreement, the "Merger Agreements") pursuant to which Merger Sub will be merged with and into PLB (the "PLB Merger" and, together with the REIT Merger, the "Mergers") and

                  (a) each eligible share of Common Stock, par value $0.01 per share, of PLB ("PLB Common Stock" and, together with any other shares of capital stock of PLB, the "PLB Capital Stock") issued and outstanding immediately prior to the Effective Time of the PLB Merger, will be converted into the right to receive cash and a pro rata portion of the Deferred Consideration, and

                  (b) each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time of the PLB Merger shall be converted into and become one fully paid and non-assessable share of Common Stock of the Surviving Corporation (as defined in the PLB Merger Agreement);

                  WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner of the number of shares of Casden Capital Stock and/or PLB Capital Stock set forth opposite such Stockholder's name on
Schedule I attached hereto (such Stockholder's "Shares"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreements, AIMCO has required that the Stockholders enter into this Agreement pursuant to which, among other things, the Stockholders have agreed to certain consent and voting provisions in connection with and in favor of the Mergers.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, AIMCO and each of the Stockholders agrees as follows:

1.       Consent and Voting Matters.
         --------------------------

         1.1 Consent. Subject to termination pursuant to Section 9.9, each Stockholder who holds shares of Casden Class A Preferred Stock agrees that concurrently with the execution and delivery of this Agreement and the REIT Merger Agreement, it shall execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with Section 2-505(b) of the Maryland General Corporation Law (the "MGCL"), the Stockholders Consent in the form of Exhibit A hereto (the "Consent"), which shall be irrevocable (except as provided in Section 9.9), with respect to all shares of Casden Class A Preferred Stock that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

         1.2 Agreement to Vote. Each Stockholder hereby further agrees that, during the term of this Agreement, it shall, from time to time, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of Casden or PLB, as the case may be, however called, or in connection with any written consent of the holders of Casden Capital Stock or PLB Capital Stock, as the case may be, in either case, prior to the earlier of the effectiveness of the Mergers and the termination of this Agreement pursuant to its terms, if a meeting is held, appear at such meeting or otherwise cause such Stockholder's Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all such Stockholder's Shares, and any other voting securities of Casden or PLB (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its wholly owned affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (a) in favor of the Casden Reverse Stock Split and the CPLB Reverse Stock Split, as applicable; (b) in favor of the amendment to the Casden Charter contemplated by Section 7.34 of the REIT Agreement and amendment to the CPLB Charter contemplated by Section 7.17 of the PLB Merger Agreement; (c) in favor of the Mergers, the approval of the Merger Agreements and the approval of the terms thereof and each of the other Transactions and other matters contemplated by the Merger Agreements and this Agreement and any actions required in furtherance hereof or thereof;
(d) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Casden or PLB under either of the Merger Agreements; (e) if AIMCO OP elects, pursuant to Section 7.4 of the OP Contribution Agreement, in favor of the Alternative Merger (as defined in the OP Unit Contribution Agreement); and (f) against the following actions (except as otherwise provided in (a), (b), (c), (d) and (e)): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Casden, PLB or any of their respective subsidiaries; (ii) a sale, lease or transfer of assets of Casden, PLB or any of their respective subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Casden, PLB or any of their respective subsidiaries; (iii) any material change in the present capitalization of Casden or PLB or any amendment of their respective organizational documents (other than the amendments prior to the Effective Time to the Casden Charter pursuant to Section 7.34 of the REIT Merger Agreement); (iv) any other material change in the corporate structure or business of Casden or PLB; or (v) any other action which is reasonably likely to impede, frustrate, prevent, interfere with, delay, or postpone the Mergers or the Transactions or this Agreement or change in any manner the voting rights of the Casden Capital Stock or the PLB Common Stock. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement in accordance with its terms to vote or give instructions after such termination in a manner inconsistent with clauses (a), (b), (c), (d) or (e) of the preceding sentence.

         1.3 Proxy. Simultaneously with the execution of this Agreement, each Stockholder of Casden agrees to deliver to AIMCO a proxy in the form attached hereto as Exhibit B (the "Casden Proxy") and each Stockholder of PLB agrees to deliver to AIMCO a proxy in the form attached hereto as Exhibit C (the "PLB Proxy") with respect to the matters set forth in
Section 1.2, which is irrevocable (except as provided in Section 9.9). Each Stockholder intends such proxy to be irrevocable (except as provided in Section 9.9) and, by reason of the Merger Agreements, coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of such proxy. Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Shares or any other voting securities of Casden or PLB that relate to the approval of the Mergers or the Merger Agreements.

         1.4 Dissenters' Rights. By virtue of his, her or its execution of this Agreement, each Stockholder hereby irrevocably waives any and all rights to demand and receive payment of the fair market value of such Stockholder's Shares or otherwise assert any dissenters' rights, appraisal rights or other similar rights with respect to, or to dissent from, the Mergers or any other transactions contemplated by the Merger Agreements. Each Stockholder further agrees it will not file with Casden, AIMCO or the Surviving Corporation a written objection to the Mergers or any other transactions contemplated by the Merger Agreements, nor will it make a written demand on the Surviving Corporation for payment of such Stockholder's Shares pursuant to Sections 3-203 through 3-213 of the Maryland General Corporation Law.

2. Representations and Warranties of the Stockholders. Each Stockholder makes the following representations and warranties to AIMCO:

         2.1 Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement (including the power and authority without further action on the part of any stockholders, members or partners thereof or any other juridical or nonjuridical person to comply with the consent and voting obligations of Section 1 of this Agreement). The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party (including any trust agreement, voting agreement, stockholders agreement or voting trust), except to the extent any such violations, individually or in the aggregate, would not reasonably be expected (a) to have a material adverse effect on AIMCO, (b) to materially interfere with the Stockholder's ability to perform such Stockholder's obligations under this Agreement, or (c) to prevent or materially delay the consummation of the Transactions. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms.

         2.2 No Conflict. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder or the consummation by the Stockholder of the transactions contemplated hereby, except for (a) any such filings the failure of which to be made, individually or in the aggregate, would not reasonably be expected (i) to have a material adverse effect on AIMCO, (ii) to materially interfere with the Stockholder's ability to perform such Stockholder's obligations under this Agreement, or (iii) to prevent or materially delay the consummation of the Transactions and (b) filings required in connection with the consummation of the Mergers. Except as set forth on Schedule 2.4, neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall
(i) conflict with or result in any breach of such Stockholder's certificate of incorporation, bylaws, operating agreement, partnership agreement or other organizational or governing document or agreement, as the case may be (if any), (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of the Stockholder's properties or assets may be bound, (iii) require any material consent, authorization or approval of any person other than a governmental entity, or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder, the Stockholder's Shares or any of the Stockholder's stockholders, members, partners, properties or assets, except to the extent any of the foregoing, individually or in the aggregate, would not reasonably be expected (a) to have a material adverse effect on AIMCO, (b) to materially interfere with the Stockholders' ability to perform such Stockholder's obligations under this Agreement, or (c) to prevent or materially delay the consummation of the Transactions.

         2.3 Reliance. Such Stockholder understands and acknowledges that AIMCO is entering into each of the Merger Agreements in reliance upon such Stockholder's execution and delivery of this Agreement and the performance of its obligations hereunder.

         2.4 Ownership of Shares.
             -------------------

         (a) With respect to the Stockholders of Casden, such Stockholder is the record and beneficial owner of (i) the number of shares of Casden Common Stock and Casden Class A Preferred Stock set forth opposite its name on Schedule I, and (ii) the number of shares of Casden Junior Preferred Stock set forth opposite its name on Schedule I. Except as set forth in
Schedule 2.4 attached hereto, such Stockholder has good and valid title to such Stockholder's shares of Casden Capital Stock, free and clear of any Liens, qualifications or restrictions. Such Stockholder has sole voting power, and sole power of disposition, with respect to all of such Stockholder's shares of Casden Capital Stock.

         (b) With respect to the Stockholders of PLB, such Stockholder is the record and beneficial owner of the number of shares of PLB Common Stock set forth opposite its name on Schedule I. Such Stockholder has good and valid title to such Stockholder's shares of PLB Common Stock, free and clear of any Liens, qualifications or restrictions. Such Stockholder has sole voting power, and sole power of disposition, with respect to all of such Stockholder's shares of PLB Common Stock.

         2.5 No Broker. Such Stockholder has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement, the Merger Agreements or the other Transaction Documents which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions.

3. Investment Representations. Each Stockholder makes the following representations and warranties to AIMCO and acknowledges that AIMCO is entering into the Merger Agreements in reliance on such representations and warranties.

         3.1 Such Stockholder is, and at the Closing Date will be, an "accredited investor" ("Accredited Investor") as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act").

         3.2 If Stockholder is a corporation, partnership, limited liability company, trust, or other entity, it was not organized for the specific purpose of acquiring AIMCO Common Stock.

         3.3 Such Stockholder (a) has received and reviewed the Merger Agreements relating to the proposed acquisition of the AIMCO Common Stock and
(b) has had access to such financial and other information, and has been afforded the opportunity to ask questions of representatives of AIMCO, and to receive answers to those questions, as such Stockholder has deemed necessary in connection with the acquisition of the AIMCO Common Stock acquired pursuant to the Merger Agreements.

         3.4 Such Stockholder (a) acknowledges that the AIMCO Common Stock that will be acquired pursuant to the Merger Agreements will be acquired in a transaction not involving any public offering within the meaning of the Act and that the AIMCO Common Stock has not been registered and may never be registered under the Act and (b) agrees not to offer, sell, transfer or otherwise dispose of all or any portion of the AIMCO Common Stock in the absence of registration under the Act unless such Stockholder delivers to AIMCO an opinion of counsel reasonably satisfactory to AIMCO to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or blue sky laws; provided, however, that such Stockholder shall not be required to deliver an opinion of counsel if such sale is made in accordance with Rule 144 of the Act, as such rule may be amended from time to time.

         3.5 Such Stockholder acknowledges and agrees that the certificates evidencing the AIMCO Common Stock will bear a legend to the following effect:


             THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR PARTY DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT (EXCEPT THAT SUCH AN OPINION OF COUNSEL IS NOT REQUIRED IN CONNECTION WITH A SALE IN COMPLIANCE WITH RULE 144 OF THE ACT) AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

         3.6 Such Stockholder (a) has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of an acquisition of the AIMCO Common Stock and is able to bear the economic risk of a complete loss of an investment in the AIMCO Common Stock and (b) is not acquiring any AIMCO Common Stock with a view to the distribution of the AIMCO Common Stock or any present intention of offering or selling any of the AIMCO Common Stock in a transaction that would violate the Act or the securities laws of any state or any other applicable jurisdiction.

         3.7 With respect to individual or partnership tax, accounting, legal, financial and other economic considerations involved in the transactions contemplated by the Merger Agreements, including an investment in AIMCO Common Stock, except for the representations and warranties of AIMCO or Merger Sub explicitly set forth in the REIT Merger Agreement or the PLB Merger Agreement, Stockholder is not relying on AIMCO (or any agent or representative of AIMCO). Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed with Stockholder's professional legal, tax, accounting and financial advisors the suitability of an investment in the AIMCO Common Stock for Stockholder's particular tax and financial situation and has determined that the AIMCO Common Stock being acquired by Stockholder is a suitable investment.

         3.8 Stockholder has not seen, received, been presented with or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the acquisition of AIMCO Common Stock.

         3.9 Stockholder agrees it shall promptly notify AIMCO in writing prior to the Closing, if the undersigned is aware of or has knowledge of such Stockholder's breach of any representation, warranty or covenant hereunder. Each such notice shall specify in reasonable detail the nature and grounds for the alleged breach, the representation, warranty or covenant to which such alleged breach relates and a good faith estimate of the estimates, damages or losses which are reasonably likely to result from such alleged breach if no curative measures are taken.

         3.10 Stockholder agrees it shall promptly provide AIMCO with any additional information that AIMCO may reasonably request to verify any of the representations and warranties of such Stockholder contained in this Agreement. If Stockholder indicates that any such information is confidential, AIMCO shall maintain the confidentiality of such information; provided, however, such information shall not include information which (a) is or becomes publicly available other than as a result of a disclosure by the party receiving such information or its representatives, (b) is made available by a party disclosing such information to a third party on an unrestricted, non-confidential basis, (c) is independently developed by any party hereto without breach of this Agreement, (d) is or becomes available to any party hereto on a nonconfidential basis from a source (other than the parties hereunder) which, to the best of such party's knowledge after due inquiry, is not prohibited from disclosing such information to another party by a legal, contractual or fiduciary obligation to any party hereunder (other than the party receiving such information) or (e) is required to be disclosed pursuant to applicable law, regulation or legal process (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or other process).

4. Covenants of the Stockholders. The Stockholders, severally (and not jointly), hereby covenant and agree as follows:

         4.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Stockholders agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions provided for by this Agreement. Each Stockholder hereby agrees, while this Agreement is in effect and except as contemplated hereby, not to take any action that would
(a) make any of its representations or warranties contained herein untrue or incorrect in any material respect, (b) materially breach any of its covenants or obligation contained herein, (c) have the effect of materially interfering with, preventing or disabling it from performing its obligations under this Agreement or (d) prevent or materially delay the consummation of the Transactions.

         4.2 No Solicitation. None of the Stockholders shall and shall not authorize or permit any of its Affiliates or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Each Stockholder shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by such Stockholder, its Affiliates or Representatives with respect to the foregoing. Each Stockholder agrees that it will take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken in this Section 4.2.

         4.3 No Encumbrances. During the term of this Agreement, except as required by Section 1 or as set forth on Schedule 2.4, all of the Stockholder's Shares shall be held by such Stockholder, or by a nominee or custodian for the benefit of Stockholder, or by a family member or Affiliate of Stockholder free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any Liens, proxies, voting trusts or agreements, understandings or arrangements or other encumbrances that do not materially interfere with the Stockholders' ability to perform such Stockholder's obligations under this Agreement, or to prevent or materially delay the consummation of the Transactions.

         4.4 Restriction on Transfer of Shares, Proxies and Non-Interference; Restriction on Withdrawal. No Stockholder shall, directly or indirectly: (a) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of such Stockholder's Shares or any interest therein; (b) except as contemplated by this Agreement grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into any other voting arrangement with respect to any Shares; or (c) commit or agree to take any of the foregoing actions.

         4.5 Additional Share Purchases; Recapitalization; Option Exercise. In the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Casden on, of or affecting the Shares, or (b) a Stockholder shall become the beneficial owner of any additional shares of Casden Capital Stock or PLB Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement shall apply to the shares of Casden Capital Stock or PLB Capital Stock or other securities of the Casden or PLB held by Stockholder immediately following the effectiveness of the events described in clause (a) or a Stockholder's becoming the beneficial owner thereof, as described in clause (b), as though they were Shares hereunder.

5.       Indemnification.
         ---------------

         (a) In the event the Transactions are consummated, the Stockholders will severally (but not jointly) indemnify, defend and hold harmless AIMCO, AIMCO OP and their present and future Affiliates, and the Representatives of the foregoing against all Damages (as defined in the Master Indemnification Agreement), arising out of any breach by the Stockholders of any of their respective representations, warranties or covenants contained in or made by or pursuant to this Agreement.

         (b) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim or proceeding by a Person other than an AIMCO Indemnitee (as defined in the Master Indemnification Agreement) or a Casden Indemnitee (as defined in the Master Indemnification Agreement) or a Casden Indemnitor (as defined in the Master Indemnification Agreement) (a "Third Party Claim") as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party otherwise than pursuant to the provisions of this Section and then, only to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded (upon advice from legal counsel) that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such Third Party Claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (c) If the indemnification provided for in this Section is unavailable to a party that would have been an Indemnified Party under this
Section in respect of any Damages referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each party agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph.

         (d) Each Stockholder and AIMCO hereby consent to the non-exclusive jurisdiction of any court in which a Third-Party Claim is brought against any indemnified party for purposes of resolving issues of indemnity under this Agreement, or for the purpose of resolving any of the matters alleged herein, and agree that process may be served on them with respect to such a claim anywhere in the world.

         (e) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought.

         (f) In no event will the liability of a Stockholder pursuant to this Section 5 exceed the amount of the consideration received by such Stockholder pursuant to the Merger Agreements, provided, however, that liability arising out of breaches by the Stockholders of the representations, warranties and covenants set forth in Section 3 of this Agreement shall not be subject to the limitation set forth in this Section 5(f).

         (g) Notwithstanding anything in this Agreement to the contrary, in no event shall any amount paid to AIMCO, AIMCO OP and their present and future Affiliates pursuant to this Agreement in any tax year exceed the maximum amount that can be paid to AIMCO, AIMCO OP and their present and future Affiliates in such year without causing AIMCO to fail to meet the requirements of sections 856(c)(2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income") as determined by independent accountants to AIMCO. If the amount payable for any tax year under the preceding sentence is less than the amount which the Indemnifying Party would otherwise be obligated to pay to AIMCO, AIMCO OP or their present or future Affiliates pursuant to this Agreement (the "Indemnifiable Amount"), AIMCO or AIMCO OP shall so notify the Indemnifying Party and the Indemnifying Party shall (at AIMCO's or AIMCO OP's sole cost and expense) place the remaining portion of the Indemnifiable Amount in escrow and shall not execute any instrumentation permitting any release of any portion thereof to AIMCO, AIMCO OP or their present or future Affiliates and AIMCO, AIMCO OP and their present and future Affiliates shall not be entitled to any such amount, unless and until the Indemnifying Party and escrow holder receive (all at AIMCO's or AIMCO OP's sole cost and expense) notice from AIMCO or AIMCO OP, together with either (a) an opinion of AIMCO's tax counsel to the effect that such amount, if and to the extent paid, would not constitute gross income which is not Qualifying Income or (b) a letter from AIMCO's independent accountants indicating the maximum amount that can be paid at that time to AIMCO, AIMCO OP and their present and future Affiliates without causing AIMCO to fail to meet the REIT Requirements for any relevant taxable year, together with either a ruling from the IRS issued to AIMCO or an opinion of AIMCO's tax counsel to the effect that such payment would not be treated as includible in the income of AIMCO for any prior taxable year, in which event the escrow holder shall pay such maximum amount. The Indemnifying Party's and escrow holder's obligation to pay any unpaid portion of the Indemnifiable Amount shall terminate ten (10) years from the date of this Agreement and upon such date, escrow holder shall remit any remaining funds in escrow to the Indemnifying Party and the Indemnifying Party shall have no obligation to make any further payments to AIMCO or AIMCO OP notwithstanding that the entire Indemnifiable Amount has not been paid as of such date.

6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, the Stockholder's administrators, successors or receivers.

8. Stop Transfer. Each Stockholder agrees with, and covenants to, AIMCO that it shall not request that Casden or PLB, or any of its agents, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such transfer is made in compliance with this Agreement. Such Stockholder agrees to hold all Shares in certificated form, and that, prior to effecting any transfer of any Shares, it will present to the issuer the certificates representing the Shares, and Casden or PLB, as the case may be, will inscribe upon the certificates representing the Shares the following legend: "The shares of stock represented by this certificate are subject to a Consent and Voting Agreement and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Consent and Voting Agreement may be obtained at the principal executive offices of the Company."

                  Such Stockholder agrees that it will not hold any Shares in "street name" or in the name of any nominee.

9.       General Provisions.
         ------------------

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      If to AIMCO, to:
         ---------------

         Apartment Investment and Management Company
         18350 Mt. Langley Avenue, Suite 220
         Fountain Valley, CA  92708
         Attn:  Peter K. Kompaniez
         Telecopy:  (714) 593-1703
         Telephone:  (714) 593-1733

         and

         Apartment Investment and Management Company
         2000 South Colorado Boulevard
         Tower Two, Suite 2-1000
         Denver, CO  80222
         Attn:  Terry Considine and Harry Alcock
         Telecopy:  (303) 753-9538
         Telephone:  (303) 691-4330

         with copies (which shall not constitute notice) to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         4 Times Square
         New York, NY  10036
         Attn:  Joseph A. Coco, Esq.
         Telecopy:  (212) 735-2000
         Telephone:  (212) 735-3000

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue
         Los Angeles, CA  90071
         Attn:  Jonathan L. Friedman, Esq.
         Telecopy:  (213) 687-5600
         Telephone:  (213) 687-5000

(b) If to any Stockholder: to it at the address or fax number on its signature page.

         with copies (which shall not constitute notice) to:

         Gibson, Dunn & Crutcher LLP
         333 South Grand Avenue
         Los Angeles, CA  90071
         Attn:  Jesse Sharf, Esq. and Scott Calfas, Esq.
         Telecopy:  (213) 229-6638
         Telephone:  (213) 229-7638

         Blackacre Capital Management, LLC
         450 Park Avenue, 28th Floor
         New York, NY 10022
         Attn:  Mark Neporent/Ronald J. Kravit
         Telecopy:  (212) 891-2104
         Telephone:  (212) 891-1540

         Katten Muchin Zavis
         525 West Monroe Street, Suite 1600
         Chicago, IL 60661-3696
         Attn:  Nina Matis, Esq.
         Telecopy:  (312) 902-5560
         Telephone:  (312) 902-1061

         and

         Schulte, Roth & Zabel LLP
         919 Third Avenue
         New York, NY 10022
         Attn:  Alan Waldenberg, Esq.
         Telecopy:  (212) 756-2501
         Telephone:  (212) 593-5955

         9.2 Miscellaneous. This Agreement and the documents and instruments referred to herein constitute the entire agreement and supersede all other prior or contemporaneous oral or written agreements and understandings among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party and shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of laws principles.

         9.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.4 Counterparts; Effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         9.5 Parties' Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person and rights or remedies of any nature whatsoever under or by reason of this Agreement.

         9.6 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in Maryland state court, these being the only remedies to which they are entitled other than under the Merger Agreements or the Master Indemnification Agreement or as explicitly set forth in this Agreement. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in Maryland or any Maryland state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Maryland.

         9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.8 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by the party against whom enforcement is sought. No provision of this Agreement applicable to any Stockholder may be waived unless in writing signed by AIMCO. Any provision of this Agreement applicable to AIMCO may be waived by Stockholders holding a majority of the voting power of each class of Casden Capital Stock. The waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.

         9.9 Termination. This Agreement and the irrevocable proxies granted in Section 1.3 hereof will terminate automatically with no further action by any party upon the termination of the REIT Merger Agreement and the PLB Agreement, in accordance with their respective terms and upon such a termination, all proxies granted pursuant to this Agreement will then be deemed automatically revoked and of no further force or effect.

         9.10 Expenses. Any costs and expenses, including without limitation, the fees and expenses of their respective counsel and financial advisors incurred in connection with this Agreement, shall be paid in accordance with Section 7.8 of the REIT Merger Agreement and Section 2(d) of the Master Indemnification Agreement.




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   AIMCO:
                                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY



                                   By:  /s/ Peter Kompaniez
                                        ---------------------------------------
                                        Name:  Peter Kompaniez
                                        Title:    President



                                   STOCKHOLDERS:


                                   /s/ Alan I. Casden
                                   --------------------------------------------
                                   Alan I. Casden
                                   Address:
                                   9090 Wilshire Blvd.
                                   Beverly Hills, California  90211
                                   Fax No.:  (310) 273-3848




                                   THE CASDEN COMPANY



                                   By:    /s/ Alan I. Casden
                                          -------------------------------------
                                        Name:  Alan I. Casden
                                        Capacity:  Chairman

                                   Address:
                                   9090 Wilshire Blvd.
                                   Beverly Hills, California  90211
                                   Fax No.:  (310) 273-3848


                                   CASDEN INVESTMENT CORP.



                                   By:    /s/ Alan I. Casden
                                          -------------------------------------
                                        Name:  Alan I. Casden
                                        Capacity:  Chairman

                                   Address:
                                   9090 Wilshire Blvd.
                                   Beverly Hills, California  90211
                                   Fax No.:  (310) 273-3848




                                   BA Casden Investors, LLC



                                   By:    /s/ Ronald Kravit
                                          -------------------------------------
                                        Name:     Ronald Kravit
                                        Capacity: Authorized Signatory



                                  Address:
                                  Blackacre Capital Management, LLC
                                  450 Park Avenue, 28th Floor
                                  New York, New York  10022
                                  Attn:  Mark Neporent/Ronald J. Kravit
                                  Fax No.:  (212) 891-2104



                                  Blackacre Park La Brea LLC



                                  By:    /s/ Ronald Kravit
                                         -------------------------------------
                                       Name:     Ronald Kravit
                                       Capacity: Authorized Signatory

                                  Address:
                                  Blackacre Capital Management, LLC
                                  450 Park Avenue, 28th Floor
                                  New York, New York  10022
                                  Attn:  Mark Neporent/Ronald J. Kravit
                                  Fax No.:  (212) 891-2104




                                  CASDEN PARK LA BREA MEMBER
                                        LLC


                                  By:  /s/ Andrew J. Starrels
                                       ---------------------------------------
                                         Name: Andrew J. Starrels
                                         Capacity: Senior Vice President
                                                   and General Counsel